UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 6, 2017

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Liberty Place, 50 S. 16th Street, Suite 3575 Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 270-4800

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2017, Independence Realty Trust, Inc. ("IRT", "we", "us" or "our") and Independence Realty Operating Partnership, L.P. ("IROP") entered into an equity underwriting agreement (the "Underwriting Agreement") with Citigroup Global Markets Inc., as representative of the underwriters named therein (collectively, the "Underwriters"), with respect to an underwritten public offering (the "Offering") by IRT of 12,500,000 shares of IRT’s common stock, par value $0.01 per share ("Common Shares"), at a public offering price of $9.25 per Common Share, on the terms set forth therein. As part of the Offering, IRT granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 1,875,000 Common Shares at a price of $9.25 per share (the "Option").

The Underwriting Agreement contains customary representations, warranties and covenants of IRT and IROP, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, IRT and IROP agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. In the ordinary course of business, one or more Underwriters or their affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, IRT and its affiliates for which they have received or may receive customary fees and expenses.

On September 8, 2017, the Underwriters exercised the Option in full, and on September 11, 2017, IRT issued and sold 14,375,000 Common Shares pursuant to the Offering. Total net proceeds to IRT from the Offering, after deducting the underwriting discount and estimated offering expenses, were approximately $126.1 million. The Offering was made pursuant to the prospectus supplement dated September 6, 2017 and the accompanying base prospectus dated June 16, 2017, filed with the Securities and Exchange Commission (the "Commission") included as part of IRT’s effective shelf registration statement on Form S-3 (File No. 333-218130) (the "Registration Statement").

IRT intends to use the net proceeds from the Offering to pay a portion of the purchase price for the $228.1 million acquisition of a 9-property multifamily portfolio (the “Acquisition”). For more information on the Acquisition, please see our Current Report on Form 8-K filed with the Commission on September 5, 2017. Any remaining proceeds will be used for general corporate purposes.

The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein. A copy of the opinion of Duane Morris LLP relating to the legality of the issuance and sale of Common Shares in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Equity Underwriting Agreement, dated September 6, 2017, by and among Independence Realty
Trust, Inc., Independence Realty Operating Partnership, L.P. and Citigroup Global Markets Inc.,
as representative of the underwriters named therein.
5.1	Opinion of Duane Morris LLP as to validity of the Common Shares.
8.1	Opinion of Ledgewood, a professional corporation, as to tax matters.
23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).
23.2	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ James J. Sebra
Date:	September 12, 2017
Name:	James J. Sebra
Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
1.1	Equity Underwriting Agreement, dated September 6, 2017, by and among Independence Realty
Trust, Inc., Independence Realty Operating Partnership, L.P. and Citigroup Global Markets Inc.,
as representative of the underwriters named therein.
5.1	Opinion of Duane Morris LLP as to validity of the Common Shares.
8.1	Opinion of Ledgewood, a professional corporation, as to tax matters.
23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).
23.2	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).